Exhibit 99

Aoxing Pharmaceutical Company Appoints BDO China Dahua As Its Independent Auditor

Jersey City, NJ – 3/22/2012 -- Aoxing Pharmaceutical Company, Inc. (NYSE Amex: AXN) ("Aoxing Pharma"), a specialty pharmaceutical company focusing on research, development, manufacturing, and distribution of narcotic, pain-management, and addiction treatment pharmaceuticals, today announced the appointment of BDO China Dahua as its independent auditor.  The appointment of BDO China Dahua as independent registered accounting firm has been approved by the Audit Committee of Aoxing Pharma’s Board of Directors.

Aoxing Pharma wishes to thank Paritz & Company, P.A. for its service as independent auditor over the years.

About Aoxing Pharmaceutical Company, Inc.
Aoxing Pharmaceutical Company, Inc is a US incorporated specialty pharmaceutical company with its operations in China, specializing in research, development, manufacturing and distribution of a variety of narcotics and pain-management products. Headquartered in Shijiazhuang City, outside Beijing, Aoxing Pharma has the largest and most advanced manufacturing facility in China for highly regulated narcotic medicines. Its facility is one of the few GMP facilities licensed for the manufacture of narcotic medicines by the China State Food and Drug Administration (SFDA). It has a joint venture collaboration with Johnson Matthey Plc to produce and market narcotics and neurological drugs in China. It also has strategic alliance partnerships with QRxPharma, and Phoenix PharmaLabs, Inc.  For more information, please visit: www.aoxingpharma.com.

Safe Harbor Statement from Aoxing Pharmaceutical Company, Inc
Certain statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. All forward-looking statements included herein are based upon information available to the Company as of the date hereof and, except as is expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. To the extent that any statements made here are not historical, these statements are essentially forward-looking. The Company uses words and phrases such as "guidance," "forecasted," "projects," "is expected," "remain confident," "will" and/or similar expressions to identify forward-looking statements in this press release. Undue reliance should not be placed on forward-looking information. The economic, competitive, governmental, technological and other risk factors identified in the Company's filings with the Securities and Exchange Commission, specifically, Item 1A, “Risk Factors,” in the Form 10-K for the year ended June 30, 2011, may cause actual results or events to differ materially from those described in the forward looking statements in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

CONTACT:

Aoxing Pharmaceutical Company:
Bob Ai
Chief Financial Officer
646-367-1767
investor.relations@aoxingpharma.com